UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2023

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of Bird Global, Inc. (the “Company”) has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2023.

As a result of this process, on March 31, 2023, the Audit Committee engaged Moss Adams, LLC ("Moss Adams") as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and dismissed Ernst & Young LLP ("E&Y") from that role.

E&Y's reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the December 31, 2022 E&Y report included an explanatory paragraph as to the Company’s ability to continue as going concern and the December 31, 2021 E&Y report included an explanatory paragraph related to the restatement of the 2021 and 2020 financial statements.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through March 31, 2023, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses related to the following a) ineffective design of controls around our business systems that resulted in the recording of revenue for uncollectible balances following the completion of certain Rides that should not have been recorded, which material weakness was remediated in 2022 as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, b) ineffective controls to evaluate and review the accounting for equity and loss per share, which material weakness was remediated in 2021 as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and c) limited accounting department personnel capable of appropriately accounting for complex transactions undertaken by the Company, which material weakness was remediated in 2021 as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Company provided E&Y with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”). The Company requested that E&Y furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of E&Y’s letter dated April 6, 2023 is attached as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through March 31, 2023, neither the Company nor anyone acting on its behalf has consulted with Moss Adams with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP dated April 6, 2023
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: April 6, 2023	By:	/s/ Michael Washinushi
	Name:	Michael Washinushi
	Title:	Chief Financial Officer